Newell Rubbermaid Adds Interactive Media Veteran Kevin Conroy To Board of Directors

Univision executive has managed iconic Web brands and grown most-visited

Spanish-language website among U.S. Hispanics

ATLANTA, March 17, 2011 - Newell Rubbermaid (NYSE: NWL) today announced that Kevin Conroy has been elected to the company's board of directors, raising the total number of directors to 12. Conroy, age 50, is President of Univision Interactive Media Inc., the digital division of Univision Communications Inc., recognized as one of the premier media companies serving the U.S. Hispanic market.

With more than 20 years of advertising and media experience, Conroy is a veteran in the consumer Internet and online media businesses, having held a number of senior programming, product, marketing, distribution and operations roles. Under his leadership, Univision Interactive Media has developed key partnerships to expand and enhance the Univision user experience as the most-visited Spanish-language website among U.S. Hispanics.

"Kevin is one of the most accomplished global executives in the field of internet marketing and media," said Michael Cowhig, Chairman of Newell Rubbermaid's board of directors. "He brings a dynamic combination of people and technology leadership to our board."

"Kevin is a true pioneer who has spent his entire career building digital content that engages consumers, which is an increasingly vital opportunity for our brands," said Mark Ketchum, Newell Rubbermaid's President and Chief Executive Officer. "We will benefit from his deep expertise and leadership in this rapidly evolving area."

Over his career, Conroy has managed such well-known Web brands as AOL, AIM, ICQ, Moviefone, Netscape, Truveo and Winamp. Prior to Univision, he spent eight years at AOL, most recently as Executive Vice President of Global Products and Marketing. At AOL, he is credited with revitalizing the company's products for the Mac and iPhone platforms, as well as building AOL Music, launching AOL Sessions and AOL's online radio offerings, and establishing a partnership with CBS Radio to create the largest online radio network.

Prior to AOL, Conroy was Chief Marketing Officer and President of New Technology at BMG Entertainment, a division of Bertelsmann AG, where he was responsible for overseeing all marketing and new media development and managed worldwide marketing campaigns for BMG's artists.

Conroy was recognized by Broadcasting & Cable as a 2010 Digital All-Star and named one of Digital Media Wire's 25 Executives to Watch in 2010. He is a graduate of Bowdoin College.

About Newell Rubbermaid

Newell Rubbermaid Inc., an S&P 500 company, is a global marketer of consumer and commercial products with 2010 sales of approximately $5.8 billion and a strong portfolio of brands, including Rubbermaid®, Sharpie®, Graco®, Calphalon®, Irwin®, Lenox®, Levolor®, Paper Mate®, Dymo®, Waterman®, Parker®, Goody®, Rubbermaid Commercial Products® and Aprica®.

This press release and additional information about Newell Rubbermaid are available on the company's Web site, www.newellrubbermaid.com.

Contacts:

Nancy O'Donnell David Doolittle

Vice President, Investor Relations Vice President, Corporate Communications

+1 (770) 418-7723 +1 (770) 418-7519

NWL-EX

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